UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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LA-Z-BOY INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

LA-Z-BOY INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Day:	Tuesday, August 23, 2005

Time:	11:00 a.m., Eastern Daylight Time

Place:	La-Z-Boy Incorporated Auditorium
1284 North Telegraph Road
Monroe, Michigan

Monroe, Michigan
July 15, 2005

To our shareholders:

We invite you to attend our 2005 annual meeting of shareholders at the time and place shown above. The purposes of the meeting are:

•	to elect four directors for three-year terms expiring in 2008, and

•	to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2006.

We are mailing this notice and the accompanying proxy statement and proxy card to our shareholders on or about July 15, 2005. We also are enclosing a copy of our 2005 Annual Report, which contains financial statements for the fiscal year ended April 30, 2005. Only shareholders of record at the close of business on June 30, 2005 will be entitled to vote at the meeting.

Whether you plan to attend the meeting in person or not, please date, sign, and return the enclosed proxy card in the accompanying envelope. You may also vote by telephone or on the Internet (see the instructions attached to the proxy card). Even though you vote by one of these methods prior to the meeting, you may still vote your shares in person at the meeting, which will revoke your previous vote.

BY ORDER OF THE BOARD OF DIRECTORS

James P. Klarr, Secretary

July 15, 2005

2005 PROXY STATEMENT OF LA-Z-BOY INCORPORATED

Questions and Answers

Q:	What is a proxy?

A:

A proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you at the upcoming annual meeting in the way that you want to vote. You also may choose to abstain from voting. La-Z-Boy’s board of directors is soliciting the proxy card enclosed.

Q:	What are the purposes of this annual meeting?

A:

At the annual meeting, shareholders will elect four directors for three-year terms expiring in 2008. The board’s nominees are:  Kurt L. Darrow, James W. Johnston, H. George Levy, M.D., and Donald L. Mitchell (See page 4). Shareholders will also vote on ratifying our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2006. Other than routine or procedural matters, we do not expect any other business will be brought up at the meeting, but if any other business is properly brought up, the persons named in the enclosed proxy will have authority to vote on it as they see fit.

Q:	Who is entitled to vote?

A:	Only record holders of our common shares at the close of business on the record date for the meeting, June 30, 2005, are entitled to vote at the annual meeting. Each common share has one vote.

Q:	How do I vote?

A:

Sign and date each proxy card that you receive and return it in the enclosed envelope. Proxies will be voted as you specify on each card. If you sign and return a proxy card without specifying how to vote, your shares will be voted FOR the election of the director nominees identified in this proxy statement, and FOR ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2006. Your shares also will be voted on any other business that comes before the meeting.

Q:	Can I vote by telephone or on the Internet?

A:

Yes. If you hold your shares in your own name, you may vote by telephone or on the Internet by following the instructions attached to your proxy card. If your shares are held through a broker, bank, or other nominee, they will contact you to request your voting instructions and should provide you with information on voting those shares by telephone or on the Internet.

Q:	Can I change my vote after I have voted?

A:

A later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Secretary to request a new proxy card. The last vote we receive before the meeting will be the one counted. You also may change your vote by voting in person at the meeting.

Q:	What does it mean if I get more than one proxy card?

A:	It means that your shares are registered in more than one way. Sign and return all proxy cards or vote each group of shares by telephone or on the Internet, to ensure that all your shares are voted.

Q:	Why did our household receive only one proxy statement and annual report this year?

A.

If there are two or more shareholders sharing the same address and you did not withhold your consent to “householding,” we are only sending your household a single copy of our annual report and proxy statement unless we have received contrary instructions from one or more of the shareholders at your address. We believe this householding program will provide you greater convenience and save us the cost of mailing duplicate documents to your home.

We will promptly provide additional copies of our 2005 annual report or this proxy statement to the other shareholders in your household if you send a written request to: Office of the Secretary, La-Z-Boy Incorporated, 1284 North Telegraph Road, Monroe, Michigan 48162, or you may call us at 734-241-4418 to request additional copies.  Copies of the annual report, proxy statement and other reports we file with the SEC are also available on our Web site at www.la-z-boy.com or through the SEC’s Web site at www.sec.gov.

You may revoke your consent to householding at any time by contacting ADP, either by calling toll-free 800-542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and each shareholder at your address will then begin receiving individual copies of our disclosure documents.

If you have not been contacted previously for this option, the householding election appears on the enclosed proxy card.  If you wish to participate in the householding program to receive only one copy of our annual reports, proxy statements, prospectuses and other disclosure documents, please indicate “YES” when voting your proxy.  Your affirmative consent will be perpetual unless you revoke it, which you can do by calling or writing ADP as described in the paragraph above.  We strongly encourage your participation in the householding program, and believe that it will benefit both you and La-Z-Boy.  Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

Q:	What makes up a quorum?

A:

There were 52,247,351 common shares outstanding on the record date for the meeting. A majority of those shares present or represented by proxy at the meeting makes a quorum. A quorum is necessary to conduct the meeting.

Q:	How does the voting work?

A:

Directors will be elected by plurality vote. The nominees receiving the highest through fourth highest numbers of votes will be elected, regardless of the total number of votes cast or withheld. You may withhold votes from one or more directors by writing their names in the space provided for that purpose on your proxy card.  Cumulative voting is not permitted.  If you vote by telephone or on the Internet, follow the instructions attached to the proxy card.

We are asking you to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm as a matter of good corporate practice.  If the Audit Committee’s selection does not receive a majority of the shares actually voted in favor of the proposal, it will reconsider the selection.  You may vote or abstain from voting on the proposal on your proxy card. If you vote by telephone or on the Internet, follow the instructions on the proxy card.

Each share is entitled to one vote for each director or proposal.

Q:	Where is La-Z-Boy’s principal executive office?

A:	1284 North Telegraph Road, Monroe, Michigan 48162.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

          Our board of directors is divided into three classes, one consisting of four directors and two consisting of three directors each. Directors in each class serve for three-year, staggered terms. The terms of the four directors in one of the classes expire at this year’s annual meeting, so four directors will be elected at the meeting. The four directors elected will serve until our annual meeting of shareholders in 2008.

          Under the applicable Michigan corporate law, directors will be elected at the meeting by a plurality of votes cast from among those persons duly nominated. Thus, the nominees who receive the highest through fourth highest numbers of votes will be elected, regardless of the number of votes that for any reason, including abstention or withholding of authority, are not cast for the election of those nominees.

          The board’s director nominees are the four current directors whose terms are scheduled to expire at the meeting. In the absence of other instruction, the persons named in the accompanying form of proxy will vote in favor of these nominees. If any nominee becomes unable or unwilling to serve, which we do not expect, the proxy holders will vote for a substitute nominee designated by the board.

          Information about each nominee for election at the meeting and each director continuing in office is given below. Unless otherwise indicated, the principal occupation of each director or director nominee has been the same for at least five years. All of the nominees have consented to serve if elected.

Director Nominees for Terms to Expire In 2008

Kurt L. Darrow, age 50	Director since 2003
•	Our President and Chief Executive Officer since September 2003
•

Formerly, President of our La-Z-Boy Residential division (August 2001–September 2003), our Senior Vice President of Sales & Marketing (August 1999–August 2001), and Vice President of Sales (1987- 1999)

James W. Johnston, age 66	Director since 1991
•	Private investor

H. George Levy, M.D., age 56	Director since 1997
•	Otorhinolaryngologist
•	CEO and founder of EndueNet, Inc. (electronic medical records for physicians and hospitals)
•	Director of Michigan Trust Bank

Donald L. Mitchell, age 61	Director since 2002
•	Our Senior Vice President and President of the Casegoods Group from July 2001 until retirement in April 2002
•	Executive Vice President of LADD Furniture, Inc. (our wholly owned subsidiary since January 2000) until retirement in April 2002
•	President of LADD’s casegoods group until July 2001

Directors with Terms Expiring in 2006

John H. Foss, age 62	Director since 2001
•	Vice President, Treasurer and Chief Financial Officer of Tecumseh Products Company until retirement in October 2001
•	Director of United Bancorp, Inc.

Patrick H. Norton, age 83	Director since 1981
•	Our Chairman of the Board
•	Director of Culp, Inc. (manufacturer and marketer of upholstery fabrics and mattress tickings)

Helen O. Petrauskas, age 61	Director since 2000
•	Vice President Environmental and Safety Engineering of Ford Motor Company from 1983 until retirement in June 2001

Directors with Terms Expiring in 2007

David K. Hehl, age 58	Director since 1977
•	Member of the public accounting firm of Cooley Hehl Wohlgamuth & Carlton P.L.L.C.

Rocque E. Lipford, age 66	Director since 1979
•	Senior Principal in the law firm of Miller, Canfield, Paddock and Stone, P.L.C.
•	Director of MBT Financial Corp.

Jack L. Thompson, age 66	Director since 2001
•	Chairman of the Board of The Plastics Group, Inc. since January 2005 (manufacturer and designer of highly engineered plastic molded products)
•

Chairman of Penda Corporation from August 2004 until April 2005 (manufacturer and marketer of truck bedliners and accessories).  Previously CEO of Penda Corporation from March 2004 until retirement in August 2004.  Prior to March 2004, CEO and President of Penda Corporation.

CORPORATE GOVERNANCE

          We believe it is important to disclose a summary of our major corporate governance practices. Some of these practices have been in place for many years. Others have been adopted in response to recent regulatory and legislative changes. We will continue to assess and refine our corporate governance practices and share them with shareholders.

Director Independence

          A majority of our directors must be independent directors under the NYSE Listed Company rules. The NYSE rules provide that no director can qualify as independent unless the board affirmatively determines that the director has no material relationship with the listed company. The board has adopted the following standards for determining whether or not a director has a material relationship with the Company:

•	No director who is an employee or a former employee of La-Z-Boy can be independent until three years after termination of employment.

•

No director who is, or in the past three years has been, affiliated with or employed by our present or former independent registered public accounting firm can be independent until three years after the end of the affiliation, employment, or auditing relationship.

•

No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which any of our executive officers serves on the compensation committee of another company that employs the director.

•

No director can be independent if he or she is receiving, or in the last three years has received, more than $100,000 during any 12-month period in direct compensation from La-Z-Boy, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided the compensation is not contingent in any way on continued service).

•	Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

•	The following categorical standards identify relationships that a director may have with us that will not be considered material:

•

If a director is an executive officer, director, or shareholder of another company that does business with us and the annual revenues derived from that business are less than 1% of either company’s total revenues.

•

If a director is an executive officer, director, or shareholder of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of each company; or if the director is an executive officer, director, or shareholder of a bank or other financial institution (or its holding company) that extends credit to us on normal commercial terms and the total amount of our indebtedness to the bank or other financial institution is less than 1% of our total consolidated assets.

•

If a director is an executive officer or director of another company in which we own common stock, and the amount of our common stock interest is less than 5% of the total shareholders’ equity of the other company.

•

If a director is a director, officer, or trustee of a charitable organization, our annual charitable contributions to the organization (exclusive of gift-match payments) are less than 1% of the organization’s total annual charitable receipts, all of our contributions to the organization were approved through our normal approval process, and no contribution was made “on behalf of” any of our officers or directors; or if a director is a director of the La-Z-Boy Foundation.

•

If a director is a member of, employed by, or of counsel to a law firm or investment banking firm that performs services for us, payments made by us to the firm during a fiscal year do not exceed 1% of the firm’s gross revenues for the fiscal year, and the director’s relationship with the firm is such that his or her compensation is not linked directly or indirectly to the amount of payments the firm receives from us.

          Applying these standards, the board of directors has determined that each of the following directors, comprising seven of the non-management directors, meets the criteria for “independent” directors set forth in the listing standards of the NYSE and is an “independent” director under those standards: Messrs. Foss, Hehl, Johnston, Lipford, and Thompson, Ms. Petrauskas, and Dr. Levy.  As noted below under “Executive Compensation—Related Party Transactions,” Rocque E. Lipford is a principal in the law firm of Miller, Canfield, Paddock and Stone, P.L.C., which provides us with legal services, a relationship that is not material under the categorical standards adopted by the board. In addition, the board has determined that this relationship has never interfered with Mr. Lipford’s demonstrated independence from our management and has therefore concluded that Mr. Lipford is in fact an independent director within the meaning of the NYSE standards.

Corporate Governance Guidelines

          We have adopted Corporate Governance Guidelines, which we have published on our website (www.la-z-boy.com). These guidelines include: a limitation on the number of boards on which a director may serve, qualifications for directors, director orientation, continuing education, and a requirement that the board and each of its committees perform an annual self-evaluation.

Committee Charters and Codes of Business Conduct

          We have published on our website (www.la-z-boy.com) the charter of each of the Audit, Compensation, and Nominating and Governance Committees of the board, as well as our Code of Business Conduct, which apply to all directors, officers, and employees. Any waiver of the Code of Business Conduct for directors or executive officers may be made only by the Audit Committee, and any such waivers or amendments will be disclosed promptly by posting on our website. Copies of each of the committee charters and the Code of Business Conduct are also available by writing to our Office of the Secretary, La-Z-Boy Incorporated, 1284 North Telegraph Road, Monroe, Michigan 48162.

Executive Sessions of Non-Employee Directors

          Non-employee directors meet in executive session without management present no less than four times annually. The sessions are chaired by the Chairman of the Nominating and Corporate Governance Committee.  Any non-employee director can request that an executive session be scheduled or place an item on the agenda.

Independent Audit

          The lead partner of our independent registered public accounting firm is rotated at least every five years.

Board Committees

          Only independent directors serve on the Audit, Compensation, and Nominating and Governance Committees, in accordance with the independence standards of the NYSE rules and our corporate governance guidelines. The board, and each committee of the board, has the authority to engage independent consultants and advisors at our expense.

Communications with the Board; Annual Meeting Attendance

          We have established a process by which you may send communications to the board. For a description of the manner in which you can send communications to the board, please visit our website (www.la-z-boy.com). All members of the board are expected to attend the annual meeting unless prevented by doing so by unusual circumstances. Ten of the eleven directors who held office at that time attended last year’s meeting.

DIRECTORS’ MEETINGS AND STANDING COMMITTEES

          During fiscal 2005, our board of directors held eleven meetings of the full board.  The non-employee directors met in executive session on four of those occasions.  Each incumbent director attended at least 75% of the total number of all fiscal 2005 board meetings and meetings of board committees on which the director served that were held during his or her period of service.

          The standing committees of the board include the Audit Committee, the Compensation Committee, a subcommittee of the Compensation Committee informally referred to as the Compensation Subcommittee, the Nominating and Corporate Governance Committee, and the Investment Performance Review Committee. We provide more information about each of them below.

Audit Committee - Members: David K. Hehl (Chairman), John H. Foss, and James W. Johnston
          The Audit Committee met seven times during the fiscal year 2005. As provided in its charter (attached as Exhibit A), the Audit Committee assists the Board in its oversight of the quality and integrity of the Company’s financial reporting and internal controls. The Audit Committee oversees the independent registered public accounting firm including their appointment, retention and compensation.  The Audit Committee does not provide any expert or special assurance about the financial statements or any professional certification of the outside auditor’s work.  For further discussion of the Audit Committee’s activities see the “Audit Committee Report.”  In addition, the Audit Committee discusses the quality and adequacy of internal controls with management and the outside auditor. To assure itself of the auditor’s independence, the Audit Committee annually requests from the outside auditor a written statement of relationships between the auditor and La-Z-Boy as provided in Independence Standards Board Standard No. 1. The Audit Committee discusses with the outside auditor any relationships disclosed and their impact on the auditor’s independence, and recommends that the board take appropriate action in response to the report.

Compensation Committee - Members: Jack L. Thompson (Chairman), David K. Hehl, Dr. H. George Levy, Rocque E. Lipford, and Helen O. Petrauskas
          The Compensation Committee met seven times during fiscal 2005 to review and determine the cash and other remuneration of the directors and executive officers (except for remuneration under plans administered by the Compensation Subcommittee). The Compensation Committee also administers our cash incentive compensation plan for employees.

Compensation Subcommittee - Members: Helen O. Petrauskas (Chairman), David K. Hehl, Dr. H. George Levy, Jack L. Thompson
          The Compensation Subcommittee was established to administer the stock-based employee incentive plans. The Compensation Subcommittee is composed entirely of directors who are both “non-employee directors” under SEC Rule 16b-3 and “outside directors” under Internal Revenue Code Section 162(m) regulations. The Compensation Subcommittee met jointly with the Compensation Committee seven times during fiscal 2005.

Nominating and Corporate Governance Committee- Members: James W. Johnston (Chairman), Dr. H. George Levy, Rocque E. Lipford
          The Nominating and Corporate Governance Committee met four times during fiscal 2005. The Nominating and Corporate Governance Committee identifies, evaluates, and recommends to the board candidates for its slate of director nominees for election by shareholders or appointment to fill vacancies on the board. In addition to considering prospective candidates identified by the committee’s own members or referred to it by other board members, management, or outside sources, the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. (For information on how to propose a candidate to the Nominating and Corporate Governance Committee and on the requirements for a shareholder’s own nomination of a director, see “Director Nominations and Shareholder Proposals for Next Annual Meeting.”)  The committee identifies potential nominees through recommendations made by executive officers and non-management directors and evaluates them based on their résumés and through references and personal interviews. The Nominating and Corporate Governance Committee also considers and makes recommendations to the board on other matters relating to the board’s practices, policies, and procedures and on the size, structure, and composition of the board and its committees.

Investment Performance Review Committee - Members: Helen O. Petrauskas (Chairman), John H. Foss, Jack L. Thompson, Donald L. Mitchell
          The Investment Performance Review Committee’s primary purpose is to assist the Board of Directors in fulfilling its responsibility to oversee the investment of the assets of employee benefit plans and the La-Z-Boy Foundation. Pursuant to its charter the Investment Performance Review Committee established and reviews the investment policy for each of the plans under its oversight. The Investment Performance Review Committee met four times in fiscal 2005.

DIRECTOR COMPENSATION

          Directors who also are our employees receive no additional compensation for serving on the board. For fiscal 2006, Directors who are not our employees will receive:

Cash Compensation

•	$25,000 annual cash retainer

•	$8,000 annual cash retainer for the chairman of the Audit Committee

•	$4,000 annual cash retainer for the chairmen of the Compensation, Nominating and Corporate Governance, and Investment Performance Review committees

•	$1,500 attendance fee for each board meeting and board committee or subcommittee meeting attended, including telephonic attendance.

We also reimburse our directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

Equity

•	On first becoming a director, 5,000 common shares at a 75% discount from the market price of the shares

•	At each annual organizational meeting of the board while still a director, 2,000 common shares similarly discounted

•	Transfer of such shares is restricted while a director remains on the board

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file reports of ownership and changes in ownership with the SEC and the NYSE and furnish us with a copy of each report filed. Based solely on our review of copies of the reports filed by some of those persons and written representations from others that no reports were required, we believe that during fiscal 2005 all Section 16(a) filing requirements were complied with in a timely fashion.

SHARE OWNERSHIP INFORMATION

          The tables below provide information about beneficial owners of our common shares. Under applicable SEC rules, anyone that has or shares the right to vote any of our common shares or has or shares dispositive power over any of them is a “beneficial owner” of those shares. The settlor of a trust with a right to revoke the trust and regain the shares or a person who can acquire shares by exercising an option or a conversion right sometimes also is considered a beneficial owner under these rules. Consequently, more than one person can be considered the beneficial owner of the same common shares. Unless otherwise indicated below, each owner named in a table has sole voting and sole dispositive power over the shares reported for that person, and this information is as of the record date for the annual meeting.

Security Ownership of Known Over 5% Beneficial Owners

Name and Address	Number of Shares	Percent of Class

Royce & Associates, LLC
New York, NY 10019	2,994,100	5.7%
Barclays Global Investors, NA and related companies
San Francisco, CA 94105	2,997,609	5.7%
Snyder Capital Management, L.P.
San Francisco, CA 94104	2,965,799	5.7%

•

Information about Royce & Associates, LLC is based on a Schedule 13G it filed after December 31, 2004, in which it reported that as of that date it had sole voting and dispositive power over 2,994,100 common shares.

•

Information about Barclays Global Investors, NA and related companies is based on a Schedule 13G they filed jointly after December 31, 2004, in which they reported that as of that date they had sole voting power over 2,842,819 common shares and sole dispositive power over 2,997,609 common shares. The other companies reported as beneficial owners of common shares were: Barclays Global Fund Advisors, Barclays Capital Securities Limited, and Palomino Limited.

•

Information about Snyder Capital Management, L.P. is based on a Schedule 13G it filed after December 31, 2004, in which it reported that as of that date it had shared voting power over 2,790,099 common shares, shared dispositive power over 2,965,799 common shares, and sole voting or dispositive power over no shares. It also reported that it is an investment adviser, that its general partner is Snyder Capital Management, Inc., and that Snyder Capital Management, Inc. is a subsidiary of IXIS Asset Management North America, L.P.

          The following table shows the share ownership of each of our named executive officers, each of our current directors and director nominees, and all current executive officers and directors as a group.

Security Ownership of
Executive Officers, Current Directors, and Nominees

Name	Number of Shares	Percent of Class

Kurt L. Darrow	175,028	*
Rodney D. England	312,148	*
John H. Foss	9,100	*
David K. Hehl	30,772	*
James W. Johnston	1,490,454	2.853%
Steven M. Kincaid	104,699	*
H. George Levy	13,000	*
Rocque E. Lipford	18,700	*
Donald L. Mitchell	13,836	*
Patrick H. Norton	386,113	*
Helen O. Petrauskas	9,700	*
David M. Risley	84,733	*
Jack L. Thompson	9,400	*
All current directors and executive officers as a group (13 persons)	2,657,683	5.052%

*	less than 1%

•

For purposes of calculating the percentage ownership of the group in the table above, all shares subject to options held by any group member that currently are exercisable or that will become exercisable within 60 days of June 30, 2005 are treated as outstanding, but for purposes of calculating the percentage of ownership of any individual group member only the optioned shares held by that group member are treated as outstanding. The table includes the following numbers of optioned shares:

Mr. Darrow	61,725
Mr. England	58,525
Mr. Kincaid	58,525
Mr. Norton	106,950
Mr. Risley	74,975
All current directors and executive officers as a group	360,700

•	The table also includes the following numbers of shares owned by a named person’s wife or held in trust, beneficial ownership of which is disclaimed by him:

Mr. Hehl	5,616
Mr. Johnston	524,504
Mr. Lipford	2,400
Mr. England	13,172

•

Shares shown in the table for Mr. Lipford do not include 205,000 common shares held by the Edwin J. and Ruth M. Shoemaker Foundation. Mr. Lipford acts as one of the six members of the Board of Directors of the Foundation. He disclaims beneficial ownership with respect to these shares.

EXECUTIVE COMPENSATION

Summary Compensation

          The following table sets forth the compensation for fiscal 2005 and, as relevant, the preceding two fiscal years of our Chief Executive Officer during fiscal 2005 and of our four other most highly compensated current executive officers. In the rest of this proxy statement, we sometimes call these individuals “named executives.”

Summary Compensation Table

				Long-Term Compensation Award
	Annual Compensation
				Restricted Stock Award(s) $	Shares Underlying Options #	LTIP Payouts $		All Other Compensation $
Name and Principal Position	Year	Salary $	Bonus $

Kurt L. Darrow	2005	604,080	316,794	146,816	44,800	-0	-	91,998
President and Chief Executive	2004	491,321	209,425		50,000	-0	-	76,806
Officer (since Sept. 9, 2003)
Patrick H. Norton	2005	427,532	182,322	91,168	27,800	-0	-	65,657
Chairman of the Board	2004	425,027	156,907		40,000	-0	-	65,862
	2003	366,998	158,500		40,000	161,744		71,866
Rodney D. England	2005	321,320	133,760	47,360	14,400	-0	-	48,326
Senior Vice President and President Non-branded Upholstered Product (Executive Officer since November 2003)	2004	310,289	142,398		16,900	-0	-	46,839
Steven M. Kincaid	2005	321,314	38,080	47,360	14,400	-0	-	49,683
Senior Vice President and President Casegoods Product (Executive Officer since November 2003)	2004	297,705	28,757		16,900	-0	-	14,006
David M. Risley	2005	326,644	121,548	59,200	18,200	-0	-	48,911
Senior Vice President and	2004	311,193	97,206		31,300	-0	-	46,862
Chief Financial Officer	2003	302,098	108,800		31,300	88,150		47,523

•

Amounts listed under “Salary” and “Bonus” include, where applicable, amounts electively deferred by a named executive under our 401(k) savings plan and our deferred compensation plan.  Dividends paid on restricted shares are included under “Salary.”

•

Amounts reported under “Restricted Stock Awards” relate to restricted shares awarded August 10, 2004 pursuant to the 2004 Long-term Equity Award Plan approved by shareholders in August of 2004.  The shares vest 25% after three years (August 10, 2007), an additional 25% after four years (August 10, 2008) and the remaining 50% after five years (August 10, 2009).  During the restriction period the executive officers will receive any dividends declared on such shares.  The shares awarded and their value are:

Name	Shares	Value at April 30, 2005 ($11.84)

Kurt L. Darrow	12,400	$146,816
Patrick H. Norton	7,700	91,168
Rodney D. England	4,000	47,360
Steven M. Kincaid	4,000	47,360
David M. Risley	5,000	59,200

•

Amounts reported under “Long-Term Incentive Plan Payouts” relate to performance awards under our Performance-Based Stock Plan. Under the plan’s terms, we made performance awards in common shares or 30-day options on common shares. The amounts reported in the summary compensation table are the numbers of shares or options we granted multiplied by the NYSE closing price for our common shares on the grant dates and reduced, where applicable, by option exercise prices.

•

Amounts reported under “All Other Compensation” also include amounts allocated for named executives to our supplemental executive retirement plan (or the deferred compensation plan which replaced it) and/or profit-sharing plan (“Amounts Allocated to Plans”), earnings credited to the supplemental executive retirement plan until July 31, 2002 when the plan was replaced (“Earnings”) and the cash value at date of contribution of matching contributions made for their accounts under our matched retirement savings plan (“Match Contributions”), which we made in the form of La-Z-Boy common shares or cash. A breakdown of these amounts for fiscal 2005 is provided below:

Name	Amounts Allocated to Plans $	Earnings $	Match Contributions $

Kurt L. Darrow	89,998	—	2,000
Patrick H. Norton	63,749	—	1,908
Rodney D. England	48,000	—	326
Steven M. Kincaid	47,999	—	1,684
David M. Risley	48,749	—	162

•

We have not included our cost of providing perquisites or other personal benefits to named executives in the summary compensation table above. For each year reported, the cost of providing perquisites to any named executive did not exceed $50,000 or, if less, 10% of his salary and bonus.

Option Grants

          The table below reports on stock options granted to named executives during fiscal 2005 and the potential realizable value of those grants, assuming stock price appreciation rates of 5% and 10% annually over the term of the options. The 5% and 10% rates of appreciation used in the table are not intended to forecast possible future actual appreciation, if any, in our stock price.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Prices Appreciation for Option Terms
	Individual Grants

	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date
					5% Per Year	10% Per Year

Name					Aggregate Value ($)	Aggregate Value ($)

K. Darrow	44,800	10.02	16.66	8/10/2009	206,208	455,665
P. Norton	27,800	6.22	16.66	8/10/2009	127,959	282,756
R. England	14,400	3.22	16.66	8/10/2009	66,281	146,464
S. Kincaid	14,400	3.22	16.66	8/10/2009	66,281	146,464
D. Risley	18,200	4.07	16.66	8/10/2009	83,772	185,114

          All options reported in the table are non-qualified stock options on common shares granted under our long-term equity award plan. Options become exercisable in 25% increments on the first through fourth anniversaries of grant, and once exercisable, remain exercisable through the fifth anniversary of grant.

          However, in the event of a grantee’s death or retirement at age 65 (or earlier with the consent of the board), each of the grantee’s options would become immediately exercisable in full and continue to be exercisable for three years or, if earlier, until the option’s scheduled expiration date.

          In addition, all options will become immediately exercisable in full in the event of a sale, exchange, or other disposition of all or substantially all of the total assets of the Company or all or substantially all of the outstanding shares. Termination of an executive’s employment under any circumstances other than those described above would cause all of his options to terminate immediately.

Options Exercised and Held

          The following table contains information concerning exercise of stock options during the last completed fiscal year by each of the named executive officers, and the fiscal year-end value of unexercised stock options held by such executive officers:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise #		Value Realized $		Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable #	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable $

K. Darrow	12,675		46,771		37,850 / 94,975	-0- / -0-
P. Norton	30,000		110,700		70,000 / 87,800	-0- / -0-
R. England	-0	-	-0	-	42,250 / 39,750	-0- / -0-
S. Kincaid	-0	-	-0	-	42,250 / 39,750	-0- / -0-
D. Risley	-0	-	-0	-	46,950 / 65,150	-0- / -0-

•

The “Value Realized” column above reports the amount an executive would have realized if he had sold the shares acquired on the exercise date, without taking brokerage commissions into account. Amounts reported are based on the NYSE closing market price of our common shares on the exercise date, minus the exercise price.

•	“In-the-Money” amounts are based on the NYSE closing market price of our common shares at the end of fiscal 2005 ($11.84), minus the exercise price.

Long-Term Incentive Compensation Target Awards

          Shareholders approved our 2004 Long-term Equity Award Plan in August 2004.  This plan authorizes the Compensation Subcommittee to grant contingent target awards to key employees, the potential pay-outs on which (performance awards) are linked to achievement over a performance cycle of three fiscal years of goals established by the Subcommittee at or near the beginning of the cycle. (The plan also authorized one-time transition awards for the one- and two-year periods ending at the ends of the fiscal 2005 and 2006, respectively.)  All performance awards under the plan are structured as outright grants of our common shares.

          The plan requires the Subcommittee to establish a single objectively determinable and uniform performance goal for all target awards it grants for a given performance cycle and to establish the maximum number of shares a grantee may be granted as a performance award if the performance goal is achieved during the cycle. The plan also authorizes the Subcommittee to establish any number of subordinate goals, the non-achievement of which may reduce (but never increase) the performance award a grantee may receive after the end of the cycle.

          Normally, the Subcommittee grants target awards at or about the same time it establishes the goals for a performance cycle, but it also has discretion to grant a mid-cycle target award to a newly-hired or newly-eligible employee, as long as there are at least twelve months remaining in the cycle. If a mid-cycle target award is granted, the pre-established performance goal for the cycle would apply to that award, as would any subordinate goals the Subcommittee elects to establish. The potential pay-out on the mid-cycle award would be the same as the grantee would have received had he been eligible to receive a target award when the initial target awards for the cycle were granted, reduced proportionately based on the number of months in the cycle that already had occurred before grant of the mid-cycle award.

          Early in fiscal 2005, the Compensation Subcommittee granted target awards, contingent on shareholder approval which was subsequently received in August 2004, under the plan for the performance cycles ending April 30, 2005, April 29, 2006 and April 28, 2007. For each of the three cycles, the Subcommittee set as the performance goal achieving at least a specified level of cumulative diluted earnings per share, and it established three weighted subordinate goals relating to sales growth, operating margin and cash flow and a target payout for each subordinate goal. Each subordinate goal has a sliding scale that provides a payout from 50 to 200 percent of the related target payout. The subordinate goals are not evenly weighted. We provide more information about the target awards granted to named executives in the table below.

Long-Term Incentive Plan - Awards in Last Fiscal Year

		Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number of Shares (#)
Name			Threshold (#)	Target (#)	Maximum (#)

K. Darrow	7,010	1 year	1,755	3,505	7,010
	13,930	2 year	3,485	6,965	13,930
	49,400	3 year	12,350	24,700	49,400
P. Norton	7,010	1 year	1,755	3,505	7,010
	13,930	2 year	3,485	6,965	13,930
	30,600	3 year	7,650	15,300	30,600
R. England	4,720	1 year	1,180	2,360	4,720
	9,370	2 year	2,345	4,685	9,370
	15,800	3 year	3,950	7,900	15,800
S. Kincaid	4,720	1 year	1,180	2,360	4,720
	9,370	2 year	2,345	4,685	9,370
	15,800	3 year	3,950	7,900	15,800
D. Risley	5,490	1 year	1,375	2,745	5,490
	10,900	2 year	2,725	5,450	10,900
	20,000	3 year	5,000	10,000	20,000

          The maximum performance award potential for any target award, which would be awarded after the end of the relevant cycle if the performance goal is achieved and all subordinate goals are fully achieved, is an outright grant of the “Maximum” number of shares established for that target award, as shown on the table. The minimum potential performance award (“Threshold” on the table shown above), for achievement of the performance goal and meeting the threshold for just one subordinate goal, is an outright grant of 25% of the maximum number of shares under the target award. The final award will be determined after the end of each relevant fiscal year by first determining whether the performance goal was achieved and, if it was, then determining the degree to which each (if any) of the subordinate goals were met. If the performance goal is not achieved, or if that goal is achieved but no subordinate goal is achieved, there will be no payout on the target award.  The performance goal for the one-year cycle ended April 30, 2005 was not achieved and no performance award will be paid for the one-year cycle.

With respect to each target award reflected in the table:

•

If the named grantee dies while employed, or retires with the consent of the board and then dies, the plan permits his executor or personal representative to elect payment of a performance award for his estate before the end of the performance cycle. If early payment is elected and the grantee died within the first half of the performance cycle, the estate would receive an outright grant of 35% of the maximum number of shares specified for the grantee’s target award. If early payment is elected and the grantee died during the second half of the performance period, the estate would receive an outright grant of 50% of the maximum number of shares specified for the grantee’s target award.

•

In all other circumstances, a performance award held by an employee where employment terminates due to death, disability, or retirement with our consent remains in effect in accordance with its original terms.

•	If employment terminates by reasons other than retirement or death, generally all performance awards are immediately canceled.

•

In the case of a merger, consolidation, liquidation, dissolution, or sale of substantially all our assets, the Compensation Subcommittee in it sole discretion may take certain actions with respect to the awards, including the payout of performance awards, the purchase of outstanding awards, the substitution, assumption or replacement of any awards, and other similar adjustments to facilitate any such transaction.  The Compensation Subcommittee may also provide that all awards will terminate following such event.

Change in Control Agreements

          We have change in control agreements currently in effect with Messrs. Darrow, England, Kincaid, Norton, and Risley. These agreements are designed primarily to aid in ensuring continued management in the event of an actual or threatened change in control of the Company (as defined in the agreements). The agreements provide that in the event the covered employee is terminated other than upon his death, disability or for cause (as defined in the agreements) within three years after a change in control of La-Z-Boy Incorporated, that person will be entitled to receive a lump sum severance payment equal to three times his annualized salary and three times the average bonus amount paid to him in the previous three years. The covered employee also would be entitled to continuation of employee welfare benefit payments and reimbursement of certain legal fees and expenses incurred by the employee in enforcing the agreement following a change in control.

          In consideration of these obligations, each covered employee has agreed to remain in our employ pending the resolution of any proposal for change in control. Each agreement expires December 31, 2005, but automatically renews for an additional one-year period unless either party gives the other 90 days prior notice of non-extension. If a change in control occurs, the agreements automatically extend for 36 months.

Deferred Compensation Plan

          Under the terms of our amended and restated La-Z-Boy Executive Deferred Compensation Plan, senior executive employees of La-Z-Boy and its subsidiaries (including our named executives) may elect to defer the payment of from 5% to 100% of their base salary and/or from 5% to 100% of their cash bonus under the Management Incentive Plan for each fiscal year.

          In addition, any company match and/or profit sharing contributions that cannot be credited to executives’ accounts under the qualified retirement plans, due to Internal Revenue Code limitations, may be credited to their accounts maintained in this plan.

          All executives’ deferrals and any non-qualified company match or profit sharing amounts are added to a recordkeeping account and credited with earnings or losses, depending upon performance of the mutual-fund-type options the participant has chosen for the deemed investment of their account. “Earnings” included in the Summary Compensation Table relate to amounts credited under our former La-Z-Boy Supplemental Executive Retirement Plan, which was replaced by our current deferred compensation plan, because under the former plan a participant’s account was credited with interest at a fixed, stated rate.

          Payment of a participant’s account balance will be deferred until a date designated by the participant upon making the deferral election. The deferral amounts are paid either in one lump sum or in annual installments for up to 15 years, also as designated in the participant’s deferral election. Upon the death of the participant, any remaining balance in the participant’s account will be paid to the participant’s designated beneficiary.

Related Party Transactions

          Culp, Inc. Patrick Norton is a member, and lead director, of the Board of Directors of Culp, Inc. Culp provided 28.4% of the total fabric purchased by us during the fiscal year. The purchases from Culp were at prices comparable to other vendors and under similar terms. Mr. Norton has no involvement in our selection or purchase processes related to fabrics.

          Miller, Canfield, Paddock and Stone. The law firm of Miller, Canfield, Paddock and Stone, P.L.C., in which Rocque E. Lipford is a senior principal, provides us with legal services and has done so for many years. Miller, Canfield has advised us that the revenues paid to Miller, Canfield during the past fiscal year were less than 0.5% of their total revenues for the same period. We believe that the transactions with the firm are on terms no less favorable than those that could be obtained from unrelated third parties.

          Kevin Norton. Kevin Norton, the son of Patrick Norton, is an independent sales representative for La-Z-Boy residential products under an agreement providing for the payment of commissions at various rates. The terms of his agreement, including the commission rates, are identical to those of our agreements with all of our approximately 90 other La-Z-Boy U.S. residential sales representatives.

          Stefanie (England) Tull.  Stephanie Tull, the daughter of Rodney England, is the Vice President of Store Development for our England, Inc. operations and received salary and bonus for fiscal 2005 totaling $98,726.

          Tim Tull.  Tim Tull, the son-in-law of Rodney England, is the Vice President of Sales for our England, Inc. operations and received salary and bonus for fiscal 2005 totaling $169,411.

          Rodney England and Stefanie (England) Tull. In fiscal 2005, we paid Rodney England $42,895 to reimburse him for our business use of his personal airplane, and we paid Mr. England and Stefanie (England) Tull, his daughter, $2,261 for the rental of another airplane owned by them. We are continuing to make payments to them under similar arrangements this year. The amounts we pay are no more than the amounts we would pay to unrelated third parties for similar services and rentals.

          Kincaid Galleries Inc. Kincaid Galleries Inc. was a retail furniture outlet owned by Rebecca Adderholdt and Kathy McAteer, both of whom are sisters of Steven Kincaid. During fiscal 2005, Kincaid Galleries Inc liquidated its inventories and went out of business.  Kincaid Galleries Inc remains indebted to us in the amount of $556,214.  While we have properly established a reserve against the debt remaining, we continue to pursue and anticipate a recovery of the debt over time.

PERFORMANCE COMPARISON

          The graph below shows the return for our last five fiscal years that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on April 29, 2000 in our common shares, in the S&P 500 Composite Index, in a peer group comprised of the following publicly traded furniture industry companies: Bassett Furniture, Chromcraft Revington, Inc., Ethan Allen Interiors, Flexsteel Industries, Furniture Brands International, Hooker Furniture Company, Rowe Companies, and Stanley Furniture and in the same peer group excluding Hooker Furniture Company. In previous years, we included Bush Industries in our peer group, however, it has gone into bankruptcy and is no longer publicly reported so we have excluded it from all the peer group information shown below and are replacing it in the peer group with Hooker Furniture Company, which only began trading on the NASDAQ Small Cap market in June 2002.  For this transition year, we are presenting the peer group information both including and excluding Hooker Furniture Company. The stock performance of each company in the peer group has been weighted according to its relative stock market capitalization for purposes of arriving at group averages.

Company/Index/Market	2000	2001	2002	2003		2004		2005

La-Z-Boy Incorporated	$100.00	$117.35	$200.36	$121.96		$150.17		$87.71
Peer Group (excluding Hooker Furniture Company)	100.00	122.40	174.63	116.29		153.96		118.30
Peer Group (including Hooker Furniture Company)	100.00	122.40	174.63	116.29	*	156.41	*	119.84	*
S&P 500 Composite Index	100.00	87.03	76.04	65.92		81.01		88.88

* Includes Hooker Furniture Company, which began trading on the NASDAQ Small Cap market in June of 2002.

AUDIT COMMITTEE REPORT

          La-Z-Boy’s Board is responsible for the governance of the Company, which includes the oversight, counseling and direction of La-Z-Boy’s management to foster the long-term interests of the Company and its stakeholders.  The Audit Committee assists the Board in its oversight of financial reporting, internal controls and the audit of the Company’s financial statements.  Management is primarily responsible for the consolidated financial statements and for La-Z-Boy’s internal controls, financial reporting process and compliance with laws, regulations and ethical business standards.

          The Audit Committee consists of three directors, all of whom meet the independence and financial experience requirements of the New York Stock Exchange.  The board of directors has designated Mr. Foss as the audit committee financial expert, as defined and required in the SEC’s rules.  The board of directors has determined that all of the committee members are independent, as independence is defined in the applicable SEC rules. The Audit Committee operates under a written charter, attached as Exhibit A, which requires an annual review of the charter and evaluation of the committee’s performance.  The Audit Committee evaluates, selects, agrees to the fees, and, if appropriate, replaces the independent registered public accounting firm.  The Audit Committee also has the authority to engage its own professional advisors, at the Company’s expense. The Audit Committee selected PricewaterhouseCoopers LLP as La-Z-Boy’s independent registered public accounting firm for fiscal year 2006.

          The Audit Committee met seven times during fiscal 2005.  At least quarterly, the Audit Committee meets to review the financial results and statements; internal controls over financial reporting; and significant accounting, environmental and legal issues.  In addition to monitoring management’s efforts related to the assessment and effectiveness of the Company’s internal controls, the Audit Committee reviews and discusses with PricewaterhouseCoopers LLP its attestation report on management’s assessment and its report on the Company’s internal controls over financial reporting. The Audit Committee also reviews the procedures for receiving and handling complaints regarding the Company’s accounting, internal controls or audit matters.  The Audit Committee meets regularly in separate private sessions with the independent auditors, the head of the internal audit department and various members of management.

          The Audit Committee, as required by its charter, pre-approves all services provided by PricewaterhouseCoopers LLP, including audit, audit related, tax, and other services.  The Audit Committee may provide approval of such service for the coming year when appropriate.  The Audit Committee has also authorized the Chairman of the Audit Committee to pre-approve some service in limited circumstances.  The Chairman reports such pre-approval to the full Audit Committee at a subsequent meeting.  The Audit Committee continues to reduce the scope of non-audit services provided by PricewaterhouseCoopers LLP.

          PricewaterhouseCoopers LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and expressing opinions on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and the effectiveness of La-Z-Boy’s internal controls over financial reporting. The Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). As part of the Audit Committee’s independence review, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  In discussions with PricewaterhouseCoopers LLP about their independence, the Audit Committee also reviewed the non-audit services provided by PricewaterhouseCoopers LLP (see Proposal 2,  under the caption “Audit Fees”).

          The Audit committee has reviewed and discussed the fiscal year 2005 financial statements with management and PricewaterhouseCoopers LLP. The review and discussions included the acceptability and quality of the accounting principles utilized, the reasonableness of the significant accounting estimates and judgments, and the clarity of disclosures. Based upon the discussions with, representations of, and reports from, management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board to accept the audited consolidated financial statements for inclusion in the Corporation’s Annual Report on Form 10-K for the year ended April 30, 2005 filed with the Securities and Exchange Commission.

The Audit Committee
David K. Hehl, Chairman
John H. Foss
James W. Johnston

JOINT REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the board and its Compensation Subcommittee determine the compensation of executive officers and review the compensation program for other employees.  The Subcommittee is charged with administering the stock-related employee plans in which executive officers may participate.  The Compensation Committee determines all executive officer compensation not assigned to the Subcommittee.

          This is a joint report by the Subcommittee and the Committee on the policies they followed and the decisions they made for fiscal 2005.  The Subcommittee provides information about decisions made by the Subcommittee only.  The Committee provides all other information.

Compensation Philosophy

          La-Z-Boy strives to create value for shareholders through superior growth and profitability. The executive compensation program supports this goal by linking the major components of base pay, and short and long-term incentives to superior results in business performance and profitability.

          Our compensation program is intended to attract and retain highly qualified individuals by providing executives the opportunity to earn market median compensation while creating value to the shareholders.  We will reward individual executives, at market median compensation levels, for attaining targeted performance, with a substantial portion of the executive’s total compensation opportunity payable in the form of Company shares.  Superior performance exceeding pre-established targets will be appropriately rewarded in both cash and equity payouts.  Sub-par performance will result in reduced cash and equity compensation.

Compensation Plan Overview

          We intend to pay for performance and will place more of the executives’ compensation at risk as their levels of responsibility increase.  An executive’s compensation opportunity is dependent on improving the Company’s long-term performance or potential.

          We retained the services of outside consultants to conduct a competitive review of our executive compensation programs and develop a long-term incentive strategy which was completed at the beginning of fiscal year 2005. Based on the consultant’s recommendations, we proposed, and shareholders approved, an employee equity compensation plan to replace three existing equity compensation plans.  The new Long-term Equity Award Plan provides for specified percentages (based on value) of performance-based awards, stock options, and restricted share awards.

Base Salaries

          The base salaries of our named executive officers are established at the beginning of the fiscal year after evaluating competitive salary information, the contributions of each named executive officer over the prior year, the company’s performance and the most recent recommendations of our compensation consultants.  At the beginning of the fiscal year 2005, Mr. Darrow had only been in the position of president and chief executive officer for seven months. His salary was adjusted commensurate with his new role so no adjustment was made to his base salary for fiscal year 2005.  Similarly, several other named executives had served less than six months in their new positions prior to the beginning of fiscal year 2005, and they also received salary adjustments at the time of promotion but none at the beginning of fiscal year 2005. The salary increases for the named executives ranged between 0% and 4%.

Short-Term Incentive Awards

          La-Z-Boy’s Management Incentive Plan is a cash-based plan that rewards annual performance measured against pre-established targets.  At the start of the fiscal year, we establish short-term performance criteria and the weightings for the various criteria.  The award paid at the end of the fiscal year is based on actual results compared to the established performance targets.

          For fiscal 2005, the maximum award opportunity was 160% of salary for Mr. Darrow while the maximum award opportunity for the other named executives, ranged between 100% and 130% of salary.  We structured the awards based 80% on the attainment of business unit financial goals and 20% on individual performance goals.  The business unit financial goals were further weighted one-third on an increase in sales revenue and two-thirds on operating income.  The business unit financial goals were either on a consolidated basis or on the basis of combined specific business units depending on the executive’s responsibilities.  The business unit financial goal and the individual performance goal were independent so that achievement of the individual performance goal could be rewarded regardless of the results related to the business unit financial goal and vice versa.  Actual performance yielded payouts shown as bonus in the Summary Compensation Table.

Long-Term Incentives

          To maximize shareholder value, we believe that stock-based awards are an important component of executive compensation because they particularly link executive and shareholders financial interests. For fiscal 2005, we granted awards under the Long-term Equity Award Plan contingent upon shareholders’ approval which was received at the 2004 shareholders’ meeting.  These awards consisted of non-qualified stock options, performance-based stock awards and restricted shares with a fixed allocation which varies by grade.  In addition, the restriction period for the restricted shares lapse over different periods ranging from 3 to 5 years depending upon salary grades, the higher salary grades having longer restriction periods.

          Under the Long-term Equity Award Plan, the Subcommittee, after considering the recommendation of the outside consultants, granted to Mr. Darrow non-qualified stock options on 44,800 shares, 12,400 restricted shares and a target performance-based stock award of 24,700 shares for the three-year cycle ending in April 2007.  In addition, as presented to the shareholders at the time of approval, the Subcommittee also granted Mr. Darrow target performance-based stock awards of 3,505 shares for the one-year cycle ended in April 2005 and 6,965 shares for the two-year cycle ending in April 2006. The short-cycle awards for cycles ending in 2005 and 2006 were awarded as substitutes for awards under the 1993 performance-based award plan that was replaced by the Long-term Equity Award Plan.  Participants terminated their rights under the prior plan to receive the grants under the Long-term Equity Award Plan.

          The other named executives received non-qualified stock options covering a total of 74,800 shares, 20,700 restricted shares and target performance-based stock awards of 41,100 shares for the cycle ending in April 2007.  The other named executives also received target performance-based stock awards of 10,970 shares for the one-year cycle ended in April 2005 and 21,785 shares for the two-year cycle ending in April 2006.

          As reported in the Summary Compensation Table, there were no payouts to the named executives under Long-term Equity Award Plan for the performance cycle that concluded at the end of fiscal 2005.  In accordance with the plan, at the beginning of the cycle, we had established a performance goal and three subordinate goals and granted target awards relating to those goals to all named executives.  After the end of the cycle, the Company’s actual performance, when measured against the predetermined goal, resulted in no payouts.

Federal Income Tax Considerations

          Section 162(m) of the Internal Revenue Code generally precludes La-Z-Boy and other public companies from taking a tax deduction for compensation over $1 million which is not performance-based and is paid, or otherwise taxable, to a named executive officer. The 1997 Incentive Stock Option Plan and the Long-term Equity Award Plan contain provisions designed to permit certain awards to qualify as performance-based compensation and so to exempt such awards from the deduction limitation.

          We intend to continue to monitor the executive compensation programs with respect to the present federal tax law to maximize the deductibility of compensation paid to named executives, but we may pay compensation in excess of the Section 162 (m) limitation if we determine that doing so would be in the best interest of La-Z-Boy and its shareholders.

The Compensation Committee
Jack L. Thompson, Chairman *
David K. Hehl *
Rocque E. Lipford
H. George Levy, M. D. *
Helen O. Petrauskas *

* Members of the Compensation Subcommittee

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

          Each current member of the Compensation Committee and the Compensation Subcommittee served throughout fiscal 2005, and no one other than the current members served on either the Compensation Committee or the Compensation Subcommittee at any time during fiscal 2005.

          The law firm of Miller, Canfield, Paddock and Stone, P.L.C., in which Rocque E. Lipford is a principal, provides us with legal services and has done so for many years.

PROPOSAL NO. 2: TO RATIFY THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee selects and hires our independent registered public accounting firm, and it has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2006. PricewaterhouseCoopers LLP acted as our independent registered public accounting firm for fiscal 2005, and we believe it is well qualified to act in that capacity again this year. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and to answer questions.

          We are asking you to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.  Although ratification is not required by our bylaws or otherwise, the board is submitting the selection of PricewaterhouseCoopers LLP to you for ratification as a matter of good corporate practice. If the Audit Committee’s selection is not ratified, it will reconsider the selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of La-Z-Boy and our shareholders.

Audit Fees

          For professional services rendered to us for fiscal years 2005 and 2004, PricewaterhouseCoopers LLP has billed us as follows:

	Fiscal 2005	Fiscal 2004

Audit Fees	$1,724,550	$660,500
Audit Related Fees	192,225	215,400
Tax Fees	333,860	259,500
All Other Fees	1,500	1,400

Total	$2,252,135	$1,136,800

          Audit fees shown in the table are the amounts billed for services related to our financial statements for those fiscal years, while amounts shown for audit related fees, tax fees, and all other fees are the amounts billed during those fiscal years.

          Audit fees represent fees for audit work performed on our annual financial statements, our internal controls over financial reporting, management’s assessment of our internal controls over financial reporting, and reviews of the quarterly financial statements included in our quarterly reports on Form 10-Q, as well as audit services that are normally provided in connection with our statutory and regulatory filings.

          Audit-related fees relate to audits of our employee benefit plans, retail store acquisitions audit procedures, as well as Sarbanes-Oxley Section 404 controls project assistance.

          Tax fees include fees for domestic and foreign tax compliance and advisory services.

          All other fees represent accounting research software subscription fees.

          The Audit Committee’s current policy requires pre-approval of all audit and non-audit services provided by the independent auditors before the engagement of the independent auditors to perform them.  A limited amount of tax services have been pre-approved.  Services, including tax services not covered by the general pre-approval, require specific pre-approval by the committee.

          Our management will present the following resolution to the meeting:

RESOLVED, that the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for La-Z-Boy Incorporated for fiscal 2006 is ratified.

          The Board of Directors recommends a vote FOR Proposal No. 2.

MISCELLANEOUS

Director Nominations and Shareholder Proposals for Next Annual Meeting

          If you would like to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee, you should send your recommendation to the Secretary, who will forward it to the Committee. If you would like your recommendation to be considered for director nominations at the annual meeting of shareholders to be held in calendar 2006, you should submit it no later than March 17, 2006. Your recommendation should include a description of your candidate’s qualifications for board service, your candidate’s consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting you and the candidate for more information.

          If you would prefer to nominate a director candidate at the meeting yourself, our bylaws require that you notify us of your intention to do so no later than May 25, 2006. Your notice must include your nominee’s name, age, residence and business addresses, and principal occupation, the number of common shares beneficially owned by the nominee, and all other information about the nominee that would be required by SEC rules in a proxy statement soliciting proxies for election of the nominee.

          If you would like to submit a proposal for inclusion in our proxy materials for the calendar 2006 annual meeting, you must submit it to us no later than March 17, 2006. Even if a proposal is submitted by that date, we will have the right to omit it if it does not satisfy the requirements for inclusion under SEC Rule 14a-8.

          Any shareholder proposal for the calendar 2006 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered untimely for purposes of SEC Rule 14a-4(c)(1) if it is not submitted to us on or before May 31, 2006. Proxies for that meeting may confer discretionary authority to vote on any untimely proposal without express direction from the shareholders giving the proxies.

          Any shareholder proposal or nomination should be sent to our principal offices in Monroe, Michigan, addressed to the attention of the Secretary.

Costs of Proxy Solicitation

          We will pay the expense of soliciting proxies pursuant to this proxy statement. That expense is expected to be limited to the cost of preparing and mailing this proxy statement and accompanying documents.

          This year you may vote by mail, by telephone or on the Internet. Your vote is important. Even if you plan to attend the meeting, please vote by proxy card, telephone or computer as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES P. KLARR, Secretary

Monroe, Michigan
July 15, 2005

          We will send you a copy of our Form 10-K Annual Report for the fiscal year ended April 30, 2005 without charge if you send a written request to: Office of the Secretary, La-Z-Boy Incorporated, 1284 North Telegraph Road, Monroe, Michigan 48162. You also can obtain copies of our Form 10-K and the other reports we file with the SEC on our Web site at www.la-z-boy.com or through the SEC’s Web site at www.sec.gov.

Exhibit A

LA-Z-BOY INCORPORATED

AUDIT COMMITTEE CHARTER

Purpose of the Audit Committee

          The Audit Committee assists the Board of Directors in its oversight of (a) the integrity and quality of the processes and practices of the company with respect to financial reporting, (b) management of business and financial risk, (c) compliance with significant legal, regulatory and ethical requirements, (d) the qualifications and independence of the independent registered public accounting firm (the “independent auditors”), and (e) the effectiveness of the Company’s independent auditors and internal audit function.

Responsibilities

          The Committee is directly responsible for the appointment, termination, compensation and oversight of the Company’s independent auditors (including resolution of any disagreements between management and the independent auditors regarding financial reporting).  The independent auditors shall report directly to the Committee.  With respect to all other matters, the role of the Audit Committee is one of oversight and as such the Committee relies on the expertise and knowledge of management, internal auditors, the independent auditor and other experts.  Management of the Company is responsible for determining that the Company’s financial statements are fairly presented in accordance with generally accepted accounting principles.  The independent auditor is responsible for auditing and reporting on the Company’s financial statements. It is not the responsibility of the Committee to plan or conduct audits, to determine the fairness or accuracy of financial statements, to provide assurance of compliance with laws and regulations, or to provide assurance with respect to the adequacy of internal policies, practices, procedures or controls.

Membership

          The Committee shall consist of at least three Directors who have no relationship with the Company that might interfere with the exercise of their independent judgment.  The Committee members shall satisfy the independence, financial literacy and expertise requirements of the New York Stock Exchange as interpreted by the Board of Directors and any rules adopted by the Securities and Exchange Committee pursuant to Section 10A(m)(3) of the Securities Exchange Act of 1934.  The Committee members, including the Chairman, shall be appointed by the Board of Directors.

Authority and Funding

          The Committee has the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all Company books, records, facilities and personnel.

          The Company will provide appropriate funding for the Committee, as determined by the Committee, in its capacity as a committee of the board of directors, for payment of:

(i) Compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company;

(ii) Compensation to any advisers employed by the Committee under the first paragraph of this section; and

(iii) Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Duties

The Committee’s specific duties are set forth in the following table:

Duty			Minimum Frequency

With Respect to the Independent Auditor:

•	Select and retain the independent auditor.		Annually

•	Pre-approve audit fees charged by the independent auditor.		Annually

•	Evaluate the performance, qualifications and independence of the independent auditor, including obtaining and reviewing a report by the independent auditor describing
	a)	the firm’s internal quality-control procedures,
b)

any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and

	c)	(to assess the auditor’s independence) all relationships between the independent auditor and the Company.	Annually

•	Approve, as appropriate, audit, audit-related and non-audit services proposed to be performed by the independent auditor.		As Needed

•	Review the annual audit plan of the independent auditor		Annually

•

Meet in separate executive session with the independent auditor to provide a forum for private comments including discussion of any restrictions on audit scope or access to required information or resources.

Annually

•	Establish hiring policies with respect to employees or former employees of the independent auditor.		Annually

With Respect to Accounting and Financial Control Matters:

•	Review with financial management and the independent auditor any significant accounting developments including emerging issues.		As Needed

•	Review with financial management and the independent auditor the company’s critical accounting policies.		Annually

•

Review with management, the independent auditor and the internal auditor a) the adequacy of the Company’s internal controls and b) significant findings and recommendations of the auditors and management’s responses thereto.

Quarterly

•	Review and discuss with the Company’s counsel significant legal and environmental matters.		Quarterly

Duty			Minimum Frequency

•	Review with financial management and the independent auditor,
	a)	the Company’s annual financial results and disclosure, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”
	b)	the independent auditor’s audit of the financial statements and its report thereon,
	c)	any significant changes required in the audit plan,
	d)	any serious difficulties or disputes with management encountered during the audit, and resolve any such disputes, and
	e)	other matters related to the audit which are to be communicated to the Committee under the auditing standards of the Public Company Accounting Oversight Board.	Annually

•

Review with management and the independent auditor, the Company’s interim financial results and disclosure, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing with the Securities and Exchange Commission of the related Form 10-Q and discuss any items required to be communicated by the independent auditor under the auditing standards of the Public Company Accounting Oversight Board.

Quarterly

•

With respect to each periodic filing with the Securities and Exchange Commission review a) management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act, and b) the contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of that Act.

Quarterly

•

Review with management and the independent auditor policies and practices with respect to the preparation and dissemination of earnings press releases, as well as financial information and earnings guidance.

Quarterly

•	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance.		As Needed

•	Review with management the Company’s compliance with applicable laws and regulations and the results of examinations conducted by regulatory agencies.		Annually

•	Meet in executive session with financial management to provide a forum for their private comments.		Quarterly

•

Review procedures, and monitor responses thereto, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or general ethical conduct, and the confidential anonymous submissions by employees of concerns regarding questionable accounting controls or ethical behavior.

Quarterly

•	Discuss with management the assessment of major financial business risks and plans, policies and practices for dealing with such risks.		Annually

•	Review with management the results of monitoring the Company’s code of conduct.		Annually

With Respect to the Internal Audit Function:

•	Review the performance of the head of the Internal Audit department		Annually

•	Review the appointment, compensation and replacement of the head of the Internal Audit department.		Annually

•	Review the Internal Audit department’s annual audit plan, including any subsequent significant modifications to that plan.		Annually

•	Review the Internal Audit department budget and adequacy of staffing.		Annually

	Duty	Minimum Frequency

•	Review and discuss with the head of the Internal Audit department the results of audits conducted and management responses thereto.	Quarterly

•

Meet in executive session with the head of the Internal Audit department to provide a forum for private comments including discussion of any restrictions on audit scope or access to required information or resources

Semi-annually

With Respect to the Audit Committee:

•	Meet at least 4 times per year and more frequently if circumstances require.	Quarterly and as needed

•	Evaluate the performance of the Audit Committee	Annually

•	Review this charter and recommend any proposed changes to the Board of Directors.	Annually

With Respect to Communications:

•	Report to the Board of Directors on significant matters covered at each Audit Committee meeting.	As Needed

•	Prepare the report that the Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.	Annually

*****

LA-Z-BOY INCORPORATED 1284 NORTH TELEGRAPH ROAD MONROE, MI 48162-3390	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59  P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by La-Z-Boy Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59  P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to La-Z-Boy Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LAZBY1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

LA-Z-BOY INCORPORATED

Vote On Directors				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
1.	ELECTION OF DIRECTORS:
	Nominees:	01)	Kurt L. Darrow
		02)	James W. Johnston
		03)	H. George Levy, M.D.
		04)	Donald L. Mitchell	O	O	O

Vote On Proposals		For	Against	Abstain

2.	Ratification of selection of PricewaterhouseCoopers LLP as independent registered public accounting firm.	O	O	O

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE:

When shares are held by joint tenants both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		O	O

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

PROXY

ANNUAL MEETING OF SHAREHOLDERS OF LA-Z-BOY INCORPORATED August 23, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Kurt L. Darrow and Patrick H. Norton, and both of them, Proxies with power of substitution to attend the Annual Meeting of Shareholders of La-Z-Boy Incorporated to be held at the La-Z-Boy Incorporated Auditorium, 1284 North Telegraph Road, Monroe, Michigan, August 23, 2005 at 11:00 oclock A.M., Eastern Daylight Time, and any adjournment thereof, and thereat to vote all shares now or hereafter standing in the name of the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all director nominees listed in Proposal 1 and FOR Proposal 2.

(Continued and TO BE SIGNED on other side)